Exhibit 10.31
SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of December 28, 2007 is entered into between Onstream Media Corporation, a corporation (the “Debtor”), and Thermo Credit, LLC, a Colorado limited liability company (the “Secured Party”).

RECITALS

A.          Pursuant to that certain Commercial Business Loan Agreement dated as of the date hereof between the Debtor and the Secured Party (as may be amended from time to time, the “Loan Agreement”), the Secured Party has agreed to provide the Debtor with a line of credit facility in the amount and on the terms more fully set forth in the Loan Agreement.

B.           As a condition to entering into the Agreement, the Secured Party requires that the Debtor execute and deliver this Agreement to the Secured Party as security for the Debtor’s obligations under the Loan Agreement.

Therefore, in consideration of the premises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree and covenant as follows:

ARTICLE 1
DEFINITIONS AND REFERENCES

Section 1.1  Certain Definitions.  As used herein, the following terms shall have the following meanings:

“Account Collateral” is defined in Section 2.1(c).

“Agreement” is defined in the preamble paragraph.

“Cash Collateral Account” is defined in Section 4.1.

“Code” means the Uniform Commercial Code in effect in the State of Louisiana, as amended from time to time; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Collateral” means all property in which the Secured Party at any time has a security interest pursuant to Section 2.1, and with respect to the Debtor, all property of the Debtor in which the Secured Party at any time has a security interest pursuant to Section 2.1.

“Debtor” is defined in the preamble paragraph.

“General Intangibles” is defined in Section 2.1(b).

“Keeper” is defined in Section 4.3.

“Loan Agreement” is defined in Recital A.

“Obligations” means all present and future indebtedness, obligations and liabilities of whatever type that are or shall be secured pursuant to Section 2.2.

“Other Liable Party” means any Person, other than a debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to the Secured Party a security interest or lien upon any property as security for the Obligations.

“Person” means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or joint venture, or a court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

“Receivables” is defined in Section 2.1(a).

“Secured Party” is defined in the preamble paragraph.

Section 1.2  References.  All capitalized terms used in this Agreement without definition are used herein as defined in the Loan Agreement.  All uncapitalized terms used in this Agreement that are defined in Chapter 9 of the Code and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires.

Section 1.3  Renewals and Extensions.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document also refer to and include all renewals, extensions, amendments, modifications, supplements and restatements of any such agreement, instrument or document; provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement without the express written authorization of the Secured Party.

Section 1.4  References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which such phrase occurs.  The word “or” is not exclusive.  Pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural, and vice versa, unless the context otherwise requires.

ARTICLE 2
SECURITY INTEREST

Section 2.1  Grant of Security Interest.  As collateral security for all of the Obligations, the Debtor does hereby sell, assign, transfer and set over unto, and grant to the Secured Party a continuing security interest in, general lien upon, collateral assignment of, and a right of set-off against all of the Debtor’s right, title and interest in and to the following personal property of the Debtor:

a)
Receivables.  All of the following, whether now or hereafter existing, that are owned by the Debtor or in which the Debtor otherwise has any rights:  (i) all accounts of any kind whether now or hereafter existing, (ii) an account receivable arising from the provision or sale of services (and any services or sales ancillary thereto) by the Debtor including the right to payment of any interest or finance charges and other obligations of such person obligated to make payments in respect of any such Receivable (“Payor”) with respect thereto; (iii) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Payor; (iv) all rights, remedies, guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, UCC financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable including, but not limited to, any Billing and Collection Agreement and any Clearinghouse Agreement; (v) all Collections, Records and proceeds with respect to any of the foregoing; (vi) all chattel paper, documents and instruments of any kind, whether now or hereafter existing, relating to such accounts or arising out of or in connection with the sale or lease of goods or the rendering of services and (vii) all rights now or hereafter existing in, to or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, documents or instruments (any and all such accounts, chattel paper, documents, instruments, security agreements, leases and other contracts being referred to herein collectively as the “Receivables”).

b)
Contract Rights, General Intangibles, etc.  All of the following, whether now or hereafter existing, that are owned by the Debtor or in which the Debtor otherwise has any rights: all chooses in action, tax refunds and insurance proceeds), and all chattel paper, documents, instruments, security agreements, other contracts and money, and all other rights of the Debtor (except those constituting Receivables) to receive payments of money (all referred to herein collectively as the “General Intangibles”).

c)
Account Collateral.  All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights (collectively, the “Account Collateral”):  (i) the Cash Collateral Account, all funds held therein, and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account, and (ii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by Secured Party for and on behalf of Debtor in substitution for or in addition to any of the then existing Account Collateral; provided that Secured Party acknowledges that funds in the Cash Collateral Account may be subject to reversionary rights in connection with terminations of Debtor's factoring agreements; and

d)
Related Collateral and Proceeds.  All parts of, all accessions to, all replacements for, all products of, all payments of any type in lieu of or in respect of and all documents and general intangibles covering or relating to any or all of the foregoing Collateral; all books and records related to any and all of the foregoing Collateral, including any and all books of account, customer lists and other records relating in any way to the foregoing Collateral; all contracts, and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, date processing software and related property and rights) prepared and maintained by the Debtor with respect to Receivables and the related Payors; all proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing Collateral.

In each case, the foregoing shall be covered by the security interest granted by and pursuant to this Agreement whether the Debtor’s ownership or other rights therein are presently held or hereafter acquired and howsoever the Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

The Debtor hereby acknowledges and agrees that, to the extent that the Secured Party makes or has made advances to the Debtor to enable the Debtor to acquire rights in or use of any of the Collateral described in this Section 2.1, the security interest herein granted in such Collateral by the Debtor in favor of the Secured Party shall constitute a purchase money security interest within the meaning of the Code.

Section 2.2  Obligations Secured.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)         The due payment, performance and observation of all obligations and liabilities of the Debtor from time to time existing under or in respect of the Loan Agreement and each other document, including without limitation the Obligations under the Loan Agreement;

(b)         the payment, as and when due and payable, of all amounts from time to time owing under or in respect of the Loan Agreement and/or this Agreement; and

(c)         all obligations, indebtedness and liabilities arising under or in respect of any renewals, extensions, amendments, modifications, supplements or restatements of, or substitutions for, any of the foregoing.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1  Representations and Warranties.  The Debtor hereby represents and warrants to the Secured Party as follows:

(a)         Ownership and Liens.  The Debtor has good and marketable title to the Collateral, free and clear of all liens, security interests, encumbrances and adverse claims, except for the security interest created by this Agreement.  To the best of Debtor’s knowledge, there are no undisclosed disputes, rights of set-off, counterclaims or defenses existing with respect to all or any material part of the Collateral.  Except as previously disclosed there is no chattel mortgage, collateral chattel mortgage, statement of assignment, notice of assignment, notice of security interest or effective financing statement, or other instrument similar in effect, covering all or any part of the Collateral is on file in any recording office to the best of Debtor’s knowledge, except such as may have been or be filed in favor of the Secured Party relating to this Agreement, and there are no effective pledges or assignments affecting all or any part of the Collateral, except in favor of the Secured Party.

(b)         No Conflicts or Consents.  Neither the ownership nor the intended use of the Collateral by the Debtor, nor the grant of the security interest by the Debtor to the Secured Party herein, nor the exercise by the Secured Party of its rights and remedies hereunder, will (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the articles of organization, operating agreement or other organizational documents of the Debtor or (C) any agreement, judgment, license, order or permit applicable to or binding upon the Debtor or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of the Debtor, except the lien created by this Agreement.  No consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority or third party (except for the filing of the applicable financing statements) is required in connection with the grant by the Debtor of the security interest herein or the exercise by the Secured Party of its rights and remedies hereunder.

(c)         Security Interest.  The Debtor has, and will have at all times, full right, power and authority to grant a security interest in the Collateral to the Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance, except Permitted Liens.  This Agreement creates a valid and binding security interest in favor of the Secured Party in the Collateral securing the Obligations.  The taking possession and retention by the Secured Party of all instruments and cash constituting Collateral and the filing of the financing statements delivered concurrently herewith by the Debtor to the Secured Party will perfect and establish the priority of the Secured Party’s security interest hereunder in the Collateral securing the Obligations.  No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest, except for continuation statements and filings contemplated by Section 3.3(e).

(d)         Jurisdiction of Organization.  The Debtor is a corporation under the laws of the State of Florida and has filed its articles of organization with the office of the Secretary of State of Florida.

(e)          Receivables.  To the best of the Debtor’s knowledge, each Receivable represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by a Provider of goods or the rendition by a Provider of services and to the Debtor’s knowledge is not subject to contra-accounts, set-offs, defenses or counterclaims by or available to the account debtor obligated on such Receivable, except for claims arising from defective goods or as otherwise disclosed to the Secured Party in writing.  To the best of the Debtor’s knowledge, goods that have been delivered and services that have been rendered by a Provider to each account debtor have been accepted by such account debtor, and the amount shown as to each Receivable on the Debtor’s books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and that have been disclosed to the Secured Party in writing.

(f)          Chattel Paper, Documents and Instruments.  All chattel paper, documents and instruments included in the Collateral are valid and genuine.  Each chattel paper, document and instrument included in the Collateral has only one original counterpart that constitutes collateral within the meaning of the Code or the law of any applicable jurisdiction.  No Person other than the Debtor or the Secured Party is in actual or constructive possession of any chattel paper, documents or instruments included in the Collateral.

(g)         Federal Tax Identification and Organizational Numbers.  The federal tax identification number of the Debtor is 65-0420146.

Section 3.2  Affirmative Covenants.  Unless the Secured Party shall otherwise consent in writing, the Debtor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of the Obligations is outstanding.

(a)         Ownership and Liens.  The Debtor will maintain good and marketable title to all Collateral, free and clear of all liens, security interests, encumbrances and adverse claims, except for the security interest created by this Agreement and the Permitted Liens.  The Debtor will not permit any dispute, right of set-off, counterclaim or defense to exist with respect to all or any part of the Collateral.  The Debtor will cause to be terminated any financing statement or other security instrument with respect to the Collateral, except such as may exist or as may have been filed in favor of the Secured Party.  The Debtor will defend the Secured Party’s right, title, and security interest in and to the Collateral against the claims of any Person.

(b)         Further Assurances.  The Debtor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or that the Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the current or a more favorable priority of such security interest; (ii) to enable the Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; and (iii) to otherwise effect the purposes of this Agreement, including, without limitation, (A) executing and filing such financing or continuation statements, other instruments or amendments thereto as may be reasonably necessary or desirable or that the Secured Party may request in order to perfect and preserve the security interest created or purported to be created hereby (including, without limitation, the security interest with respect to after-acquired Collateral) and (B) furnishing to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(c)         Inspection of Collateral.  The Debtor will keep adequate records concerning the Collateral and will permit the Secured Party and all representatives appointed by the Secured Party, including independent accountants, agents, attorneys, appraisers and any other Persons, to inspect any of the Collateral and the books and records of or relating to the Collateral at any time during normal business hours, and to make photocopies and photographs thereof, and to write down and record any information as the Secured Party or such representatives shall obtain.

(d)         Information.  The Debtor will furnish to the Secured Party any information that the Secured Party may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or the Debtor’s business, properties or financial condition.

(e)         Payment of Taxes, etc.  The Debtor (i) will timely pay all property and other taxes, assessments, governmental charges and levies imposed upon the Collateral or any part thereof; (ii) will timely pay all lawful claims that, if unpaid, might become a lien or charge upon the Collateral or any part thereof; and (iii) will maintain appropriate accruals and reserves for all such liabilities in a timely fashion in accordance with generally accepted accounting principles.  The Debtor may, however, delay paying or discharging any such taxes, assessments, charges, claims or liabilities so long as the validity thereof is contested in good faith by proper proceedings and the Debtor has set aside on its books adequate reserves therefor.

(f)          Insurance.  The Debtor will, at its own expense, maintain such insurance as is required by the Loan Agreement.

(g)         Collection of Receivables.  The Debtor will, except as otherwise provided in Section 4.2(b), maintain customary and usual practices consistently applied to collect, at its own expense, all amounts due or to become due under each of the Receivables of the Debtor. In connection with such collections, the Debtor may (and, if an Event of Default has occurred and is continuing, at the Secured Party’s direction, will) take such action (not otherwise forbidden by Section 3.3(d)) as the Debtor or, if an Event of Default has occurred and is continuing, the Secured Party may deem reasonably necessary or advisable to enforce collection or performance of each of the Receivables of the Debtor.

(h)         Chattel Paper, Documents and  Instruments.  The Debtor will at all times cause any chattel paper, documents and instruments included in the Collateral to be valid and genuine and will cause all chattel paper, documents and instruments included in the Collateral to have only one original counterpart that constitutes collateral within the meaning of the Code or the law of any applicable jurisdiction.  Upon request by the Secured Party, the Debtor will deliver to the Secured Party all originals of chattel paper, documents and instruments included in the Collateral.  Upon request by the Secured Party, the Debtor will mark each chattel paper included in the Collateral with a legend indicating that the chattel paper is subject to the security interest granted by this Agreement.

(i)           Performance of Contracts.  The Debtor will duly perform or cause to be performed all of its obligations, if any, to be performed under or with respect to the General Intangibles of the Debtor.

Section 3.3  Negative Covenants.  Unless the Secured Party shall otherwise consent in writing, the Debtor will at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Obligations is outstanding.

(a)         Transfer or Encumbrance.  Except as otherwise provided in the Loan Documents , the Debtor will not sell, assign (by operation of law or otherwise), transfer, exchange, lease or otherwise dispose of any of the Collateral, nor will the Debtor grant a Lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Collateral, other than Permitted Liens.

(b)         Impairment of Security Interest.  The Debtor will not take or fail to take any action that would in any manner impair the value of any of the Collateral or the enforceability of the Secured Party’s security interest in any Collateral.

(c)         Possession of Collateral.  The Debtor will not cause or permit the removal of any item of the Collateral from its possession, control and risk of loss.

(d)         Compromise of Collateral.  The Debtor will not adjust, settle, compromise, amend or modify any of the Collateral constituting Receivables of the Debtor or General Intangibles of the Debtor, other than adjustments, settlements, compromises, amendments and modifications made in good faith, in the ordinary course of business and not during the continuance of an Event of Default.

(e)         Financing Statement Filings.  The Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed where the Debtor maintains its jurisdiction of organization.  Without limitation of any other covenant herein, the Debtor will not cause or permit any change to be made to its jurisdiction of organization.

ARTICLE 4
CASH COLLATERAL ACCOUNT

Section 4.1       Cash Collateral Account.  Secured Party will establish, in the name of Debtor but under the sole dominion and control of Secured Party, one or more certain deposit accounts (whether one or more, the “Cash Collateral Account”). Upon the request of Secured Party, after the occurrence of an Event of Default and continuance thereof, all collections will be deposited into an account controlled by Secured party.  Upon the occurrence of a Default and upon Secured Party’s request, Debtor will  instruct all existing Obligors (as hereinafter defined) and shall immediately instruct each new Obligor thereafter to make all payments, or to continue to make all payments, as the case may be, but subject to the terms and conditions hereof, to the Cash Collateral Account.  “Obligor” means a Person obligated to make payments, whether now or at any time in the future, in any amount to Debtor for any reason. Notwithstanding the foregoing, if the proceeds of any Collateral are paid directly to Debtor, Debtor shall deposit, at the end of each day, all such proceeds of Collateral to the Cash Collateral Account.  The Company hereby pledges and assigns to Secured Party and grants to Secured Party a lien on and security interest in, the Cash Collateral Account and all funds and other property from time to time therein or credited thereto.

Section 4.2       Delivery of Account Collateral.  All certificates or instruments, whether negotiable or otherwise, if any, representing or evidencing the Account Collateral shall be delivered to and held by or on behalf of Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.  For the better perfection of the rights of Secured Party in and to the Account Collateral, Debtor shall forthwith, upon the pledge of any Account Collateral hereunder and if requested by Secured Party, cause such Account Collateral to be registered in the name of such nominee or nominees of Secured Party as Secured Party shall direct.  In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Account Collateral for certificates or instruments of smaller or larger denominations.

Section 4.3       Release of Monies.  So long as no Event of Default shall have occurred and be continuing, and subject to the terms and conditions of any agreement(s) between Secured Party and Debtor relating to the Cash Collateral Account, Debtor shall have access to all funds on deposit in the Cash Collateral Account and shall be permitted to withdraw such amounts without the consent of, or notice to, Secured Party.  Notwithstanding the foregoing, from and after the occurrence and during the continuance of an Event of Default, Secured Party may revoke the right of Debtor to make such withdrawals from the Cash Collateral Account.  Any election of Secured Party to release such funds notwithstanding an Event of Default shall be effective from day to day only and may be revoked or changed at any time and shall not constitute a waiver of such Event of Default or of any remedies of Secured Party hereunder, under the Loan Agreement, or any other Loan Document.

Section 4.4       Secured Party’s Duties Regarding Account Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall have no responsibility or liability for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Account Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Account Collateral, or (iii) the collection of any proceeds of any Account Collateral or by reason of any invalidity, lack of value or uncollectability or any of the payments received by it from Obligors or otherwise.

ARTICLE 5
REMEDIES, POWERS, AND AUTHORIZATIONS

Section 5.1  Provisions Concerning the Collateral.

(a)         Additional Financing Statement Filings.  The Debtor hereby authorizes the Secured Party to file, without the signature of the Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.   The Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction the Secured Party may deem appropriate.

(b)         Power of Attorney.  The Debtor hereby irrevocably appoints the Secured Party as the Debtor’s attorney-in-fact and proxy, coupled with an interest, with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Secured Party’s discretion, to take any action and to execute any instrument that the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:  (i) to obtain and adjust insurance proceeds required to be paid to the Secured Party pursuant to Section 3.2(f); (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents or chattel paper in connection with clauses (i) and (ii) above; and (iv) to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

(c)         Performance by the Secured Party.  If the Debtor fails to perform any agreement or obligation contained herein, the Secured Party may itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by Debtor under Section 5.6; provided that the Secured Party shall have no obligation to do any of the foregoing.

(d)         Secured Party Duties.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(e)         Liability.  Anything herein to the contrary notwithstanding (i) the Debtor shall remain liable with respect to any of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its obligations in respect of the Collateral, and (iii) the Secured Party shall not have any obligation or liability by reason of this Agreement with respect to any of the Collateral, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.2  Event of Default Remedies.  If an Event of Default shall have occurred and be continuing, the Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below or by nonwaivable, applicable law, do any or all of the following:

(a)         Rights Under the Code.  The Secured Party may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

(b)         Collection Rights.  The Secured Party shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to notify any or all account debtor under any accounts, general intangibles or chattel paper included in the Collateral and any or all obligors under any instruments included in the Collateral of the security interest thereon in favor of the Secured Party and to direct such account debtor and obligors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party and, upon such notification and at the expense of the Debtor and to the extent permitted by law, to enforce collection of any such accounts, general intangibles, chattel paper and instruments and to adjust, settle or compromise the amount or payment thereof, in each case, in the same manner and to the same extent as the Debtor may have done.  After the Debtor receives notice that the Secured Party has given any notice referred to above in this subsection, (i) all amounts and proceeds (including instruments and writings) received by the Debtor in respect of such accounts, general intangibles, chattel paper and instruments shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Debtor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in Section 5.4 and (ii) the Debtor will not adjust, settle or compromise the amount or payment of any such account, general intangible, chattel paper or instrument or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

(c)         Assemble Collateral.  To the extent permitted by the laws, whether presently existing or hereafter adopted, of the jurisdiction in which the Collateral or any part thereof is located, including, without limitation, the State Louisiana, the Secured Party may require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Secured Party, forthwith assemble all or any part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

(d)         Judicial Procedure.  The Secured Party may reduce its claim to judgment or execute, foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(e)         Sale of Collateral.  The Secured Party may dispose of, at its office, on the premises of the Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(f)          Purchase of Collateral.  The Secured Party may buy the Collateral, or any part thereof, at any public sale, and the Secured Party may buy the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations;

(g)         Receiver.  The Secured Party may apply by appropriate judicial proceedings for appointment of a receiver or keeper for the Collateral, or any part thereof, and the Debtor hereby consents to any such appointment;

(h)         Retention of Collateral.  At its discretion, the Secured Party may retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that the Secured Party is entitled to do so under the Code or otherwise; and

(i)           Self-Help Remedies.  To the extent the Code permits a secured party to exercise self-help remedies, including, without limitation, self-help repossession, the Secured Party shall be entitled to exercise any and all such remedies to the fullest extent permitted by applicable law.

The Debtor hereby agrees that at least ten (10) days’ notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 5.3  Executory Process.  Solely for purposes of executory process (and for no other purpose whatsoever) under applicable Louisiana law, the Debtor hereby acknowledges the Obligations, CONFESSES JUDGMENT thereon and consents that judgment be rendered and signed, whether during the court’s term or during vacation, in favor of the Secured Party for the full amount of the Obligations, including, but not limited to, the Notes and any other Obligations, in principal, interest and attorneys’ fees, together with all charges and expenses whatsoever pursuant to this Agreement and any other Loan Document.  Upon the occurrence of an Event of Default, and in addition to all of its rights, powers and remedies under this Agreement, the other Loan Documents and applicable law, the Secured Party may, at its option, cause all or any part of the Collateral to be seized and sold under executory process, or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Obligations, without appraisement to the highest bidder, for cash or under such terms as the Secured Party deems acceptable.  The Debtor hereby waives all and every appraisement of the Collateral and waives and renounces the benefit of appraisement and the benefit of all laws relative to the appraisement of the Collateral seized and sold under executory or other legal process.  The Debtor agrees to waive and does hereby specifically waive:

(a)         the benefit of appraisement provided for in Articles 2332, 2336, 2723, and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

(b)         the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

(c)         the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

(d)         the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

(e)         the benefit of the other provisions of Articles 2331, 2722, and 2723, Louisiana Code of Civil Procedure;

(f)          the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

(g)         all pleas of division and discussion with respect to the Obligations.

Pursuant to the authority contained in Louisiana Revised Statutes 9:5136 through 9:5140.2, the Debtor and the Secured Party do hereby expressly designate the Secured Party or its designee to be keeper or receiver (“Keeper”) for the benefit of the Secured Party or any assignee of the Secured Party, such designation to take effect immediately upon any seizure of any of the Collateral under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by the Secured Party.  The Debtor shall reimburse the Secured Party for the Keeper’s reasonable fees, and the Keeper’s reasonable fees shall be secured by the security interest in the Collateral granted in this Agreement.

Section 5.4  Application of Proceeds.  If any Event of Default shall have occurred and be continuing, the Secured Party may in its discretion apply any cash held by the Secured Party as Collateral, and any cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral, to payment of the Obligations or otherwise, in the manner permitted by the Code.

Section 5.5  Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by the Secured Party are insufficient to pay all of the Obligations and any other amounts to which the Secured Party is legally entitled, the Debtor shall be liable for the deficiency, together with interest thereon at such rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.

Section 5.6  Indemnity and Expenses.  In addition to, and not in qualification of, any similar obligations under any other Loan Documents:

(a)         The Debtor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, reasonable attorneys’ fees and court costs incurred in enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the Secured Party’s gross negligence or willful misconduct and such indemnification excluding liability for punitive, consequential or similar losses of the Secured Party; and

(b)         The Debtor will upon demand pay to the Secured Party the reasonable amount of any and all costs and expenses, including the reasonable fees and disbursements of the Secured Party’s counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale or lease of, collection from or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by the Debtor to perform or observe any of the provisions hereof, except costs and expenses resulting from the Secured Party’s gross negligence or willful misconduct.

Section 5.7  Nonjudicial Remedies.  In granting to the Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, the Debtor, to the extent permitted by the laws of the jurisdiction in which the Collateral or any part thereof is located, including, without limitation, the State of Louisiana, hereby expressly waives, renounces and knowingly relinquishes any legal right that might otherwise require the Secured Party to enforce its rights by judicial process and authorizes the Secured Party to exercise lawful self-help remedies to obtain possession of any or all of the Collateral.  In so providing for nonjudicial remedies, the Debtor recognizes and hereby agrees that such remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.  Nothing herein is intended to prevent the Secured Party or the Debtor from resorting to judicial process at such party’s option.

Section 5.8  Other Recourse.  The Debtor hereby waives any right to require the Secured Party to proceed against any other Person, exhaust any Collateral or other security for the Obligations or have any Other Liable Party joined with the Debtor in any suit arising out of the Obligations or this Agreement or pursue any other remedy in the Secured Party’s power.  The Debtor hereby further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time.  The Debtor hereby further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party. The Debtor hereby authorizes the Secured Party, without notice or demand, without any reservation of rights against the Debtor and without affecting the Debtor’s liability hereunder or on the Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Obligations and exchange, enforce, waive and release any or all of such other property, (b) subject to the requirements of applicable law, apply the Collateral or such other property and direct the order or manner of sale thereof as the Secured Party may in its discretion determine, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Obligations or other security for the Obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Loan Document with any Person other than the Debtor and (e) release or substitute any Other Liable Party.

ARTICLE 6
MISCELLANEOUS

Section 6.1  Notices.  All notices required or permitted to be sent hereunder or under any document executed in connection herewith shall be made in the manner and to the addresses for the Debtor and the Secured Party provided in the Loan Agreement.

Section 6.2  Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Debtor and the Secured Party, and no waiver of any provision of this Agreement, and no consent to any departure by the Debtor therefrom, shall be effective unless it is in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

Section 6.3  Preservation of Rights.  No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations.  The rights and remedies of the Secured Party provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Secured Party under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Secured Party to exercise any of its other rights under any Loan Document against such party or against any other Person.

Section 6.4  Unenforceability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.5  Survival of Agreements.  All representations and warranties of the Debtor herein, and all covenants and agreements herein, shall survive the execution and delivery of this Agreement and any other Loan Documents.

Section 6.6  Other Liable Party.  Neither this Agreement nor the exercise by the Secured Party of, or the failure of the Secured Party to exercise, any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Loan Document to which the Debtor or any Other Liable Party may be a party and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party.

Section 6.7  Binding Effect and Assignment.  This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on the Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing, the Secured Party may pledge, assign or otherwise transfer any or all of its rights under this Agreement or any other Loan Document to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise.  None of the rights or duties of the Debtor hereunder may be assigned or otherwise transferred without the prior written consent of the Secured Party.

Section 6.8  Termination.  Upon the satisfaction in full of the Obligations and upon written request for the termination hereof delivered by the Debtors to the Secured Party, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Debtor.  The Secured Party will, upon the Debtor’s request and at the Debtor’s expense, (a) return to the Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (b) execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

Section 6.9  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to contracts made and to be performed entirely within such state, except as required by mandatory provisions of law and except to the extent that the perfection and the effect of perfection or nonperfection of the security interest created hereby in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of Louisiana.

Section 6.10  Counterparts.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Agreement to be executed and delivered by their respective representatives duly authorized hereunto, as of the date first above written.

DEBTOR:

Onstream Media Corporation

By:	/s/ Randy S. Selman / CEO
Randy Selman

SECURED PARTY:

Thermo Credit, LLC

By:	/s/ Seth Block
Name: Jack V. Eumont, Jr. or Seth Block
Title: Executive Vice President